Exhibit 6(i)
                              MANAGEMENT AGREEMENT


THIS AGREEMENT is made and entered into as of the.30th Day of April , 1999 (hereinafter between Golden Opportunity Development Corporation, a Louisiana corporation referred to as "Owner") and Diversified Holdings 1, Inc. a Nevada corporation (hereinafter referred to as "Manager"). The subject matter of this Agreement is the motel and retail buildings located in the city of Baton Rouge, Louisiana owed by Owner (hereinafter referred to as the "Property").

         Owner desires that the Property be managed and that accounting, management and maintenance services be provided by Manager serving as an agent for the Owner on the terms and conditions herein set forth.

         In consideration for the terms, conditions and covenants set forth herein, the parties mutually agree as follows:

                                     AGENCY

         Owner hereby appoints Manager as Owner's agent for the retail management of the Property, commencing as of the date of this Agreement. Manager shall serve in such capacity as an independent contractor and not as an employee of Owner. Subject to such express restrictions or limitations on its authority as are set forth below or as may be agreed upon by the parties hereto in writing, Manager shall perform the services and have the powers as herein set forth as to the property.

                               MANAGEMENT

     So long as it manages the Property:
         (a) Manager shall use all rents collected from the Property to pay all items set forth herein which Manager is to pay at Owner's cost and expense. It is the intent of the parties that Manager shall be reimbursed for all legitimate expenses of the Property incurred by Manager.

         (b) Manager shall use its best efforts to rent or lease all available space within the Property. Manager shall, at owner's expense, promote such leasing and rental of motel rooms by such reasonable use of advertising, circulars and other promotional aids as it deems appropriate.

         (c) As agent for the Owner, Manager shall select and obtain tenants, arrange for and execute leases and extensions and renewals of leases on ten-ns established by mutual agreement of the parties, terminate tenancies and leases, and arrange and consent to assignments of leases and subletting of property, subject to such instructions or directions from Owner as Owner may deem necessary or appropriate.

         (d) Manager shall use its best efforts to collect rent and other income from the Property. It may in its discretion institute legal proceedings in the name of Owner, or, in the cases of routine




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matters,  in its own name, to collect the same, to oust or dispossess tenants or other occupying the Property, and otherwise to enforce the rights of Owner with respect thereto. Manager may in its discretion compromise claims for rent and other income or settle such legal proceedings.

        (e) Manager shall at Owner's expense (except in cases where a tenant may be obligated to do so) keep and maintain (i) the entire Property, including without limitation: the roofs, walls, foundations and appurtenances, exterior and interiors of the buildings, pipes, heating, cooling,lighting, plumbing and electrical distribution systems and all other fixtures, machinery and equipment forining part of the Property and (ii) the entire extent of the personal property located on or within the Property, including without limitation: the appliances, drapes, furniture, fixtures, machinery and equipment, in constant good order, repair and condition, whether the necessity of such repairs may arise from wear, tear, obsolescence, casualty or other cause, suffering no waste or injury. To that end, Manager shall, at Owner's expense, promptly make all needed repairs, replacements and renewals, ordinary and extraordinary, structural or otherwise. Upon ten-nination of this Agreement, Manager shall deliver to Owner all real and personal property belonging to the Property in the condition in which Manager is required to maintain it.

         (f) Manager shall contract, in Owner's name, and shall pay from Owner's accounts at Owner's expense all services to tenants which are usually or customarily furnished or rendered in connection with the rental of the Property with reference to the type of property involved and the area in which the Property is located (hereinafter referred to as "customary services"). No separate charge shall be made to the tenants by Manager for customary services which are ftimished except as set forth in the leases entered into with the individual tenants.

         (g) Manager shall, in Owner's name, engage and discharge such employees and others as it deems necessary or appropriate for the maintenance, on site management and operation of the Property to furnish customary services to the tenants of the Property and to make repairs with respect to the real and personal property located on the Property. All such employees shall be in the employ of the Owner, Owner at it's expense and discretion maintain fidelity insurance on those of its employees handling funds or assets of the Property. All such employees shall be covered as necessary with statutory Workmen's Compensation coverage and shall be subject to all required federal, state and local tax withholdings with respect to such employees.

         (h)  Manager  shall  make  any  necessary  or  appropriate   rules  and
regulations for the operation of the Property.

         (i) Manager at Owner's expense shall pay all real property taxes, special improvements and other assessments, water and sewer rents and charges, and all other taxes, duties, charges, fees and payments imposed by and governmental or public authority or which shall be imposed, assessed or levied or arise in connection with the use, occupancy, or possession of the Property or any part thereof during the term of this Agreement, all of which are called "Governmental impositions". In each case, Manager shall deliver to Owner thirty
(30) days prior to the last day upon which Governmental impositions may be paid without penalty or interest, a copy of the notice of such Governmental imposition or a copy of a receipt showing payment thereof. Manager shall, upon the written request of Owner, contest in good faith by appropriate proceedings conducted promptly at Owner's expense, the validity and enforcement of any






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Governmental  impositions.  Manager shall  diligently  prosecute such contest to final determination by the court, department or governmental authority or body having jurisdiction of such contest. Owner agrees to cooperate reasonably with Manager and to execute any documents or pleadings required for such purpose and any expense or liability in connection therewith shall be the expense or liability of the Owner. Manager may defer payment of the contested Governmental Imposition pending such contest so long as such deferment shall not subject the interest of Owner in the Property to forfeiture.

        (j) Manager shall, at Owner's expense, promptly comply with all present and future laws, rules, and requirements, orders, directions, ordinances and regulations of the United States of America or of the state, county and city governments, or of any other municipal, governmental and lawful authority whatsoever, affecting the Property or appurtenances of any part thereof, and of all their departments, bureaus or officials (all of the foregoing being hereinafter called "Requirements of Law"), whether such requirements may relate to: (i) structural or other alterations, changes, additions, improvements; or
(ii) repairs, inside or outside, extraordinary or ordinary; or (iii) the manner in which the Property may be used or occupied; or (iv) any other matter affecting the Property, whether like or unlike the foregoing. Manager shall immediately upon the discovery of any violation of a Requirement of Law which might subject Owner to liability or forfeiture of any interest, take all necessary steps, legal or equitable, to compel the discontinuance thereof and to oust and remove any tenants, occupants or other persons guilty of such use. Manager shall upon the written request of Owner, contest in good faith by appropriate proceedings conducted promptly at Owner's expense, the validity or enforcement of any Requirement of Law. Manager shall diligently prosecute such contest to final determination by the court, department of governmental authority or body having jurisdiction of such contest. Owner agrees to cooperate reasonably with Manager, and to execute all documents and pleadings required for the purpose of such contest and any expense or liability in connection therewith shall be the expense or liability of the Property and the Owner. Manager may defer compliance with any Requirement of Law pending such contest so long as such noncompliance shall not constitute a crime or misdemeanor on the part of Owner.

         (k) Manager, at Owner's expense, shall keep the buildings, personal property and all improvements included with the Property insured against loss by fire and so-called extended coverage perils in an amount equal to the full replacement cost, exclusive of foundations, including all buildings and the personal property and equipment situated therein. Manager will, at Owner's expense, obtain at no longer than three year intervals during the period of this Agreement is in effect, successive appraisals of the building, personal property and improvement included within the Property by a reliable insurance appraiser and in the event an appraisal shows a valuation of such improvements in excess of the valuation theretofore being used for insurance coverage purposes under the provisions of this paragraph, Manger will increase said insurance coverage so as to cover such increase in valuation. Manager at Owner's expense shall provide and keep in force, for the protection of Owner, comprehensive general public liability and property damage insurance against claims for bodily injury or death or property damage occurring upon the Property and the sidewalks or property adjacent thereto, in the limits of not less than $100,000 in respect of bodily injury or death to any one person and not less than $ 1,000,000 for bodily injury or death to any number of persons arising our of one accident or disaster, and in limits of not less than $500,000 for damage to property, and if


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higher  limits shall at any time be customary to protect  against  possible tort liability, such higher limits shall be carried. Manager at Owner's expense shall carry insurance in such amounts as may from time to time be reasonably required by Owner against other insurable hazards what are at the time commonly insured against in the case of a similar property in Baton Rouge, Louisiana under this paragraph shall be carried in the name of the Owner, Manager and the holder of any indebtedness secured by the Property, as their respective interests shall appear. Manager shall upon execution of this Agreement deliver such policies to Owner with evidence of the payment of premiums thereon. Renewals of all policies at any time in force, with such evidence of payments, shall be delivered to Owner from time to time at least thirty (30) days before the expiration thereof. All such insurance shall be taken in such responsible companies as Owner shall reasonably approve, and each policy shall provide that no cancellation thereof may be made by the insurance carrier without having first given ten days notice in writing thereof to Owner, Manager and the holder of any indebtedness secured by the Property.

         (l) Any funds required to be paid by Manager for Governmental Impositions or for insurance under which any holder of any indebtedness secured by the Project shall require Owner to pay the same amount over to Manager upon notice of such payment by Manager of Owner's obligation.

         (m) Manager shall in its discretion and at Owner's expense engage counsel acceptable to Owner to advise on legal matters and conduct legal proceedings arising in the performance of Manager's duties hereunder.

         (n) Manager shall maintain complete and accurate records of all transactions relating to the Property, including disbursements, receipts and all correspondence and data relating to the supervision, management and operation of the Property, and shall make such records available for inspection and copying by owner or its representatives at reasonable times. Such books and records shall be separate from those recording Manager's own accounts and those of any other principal. Owner, at its expense may cause such books, records and data to be audited by a firm of independent certified public accountants which it shall designate. Manager shall comply with such instructions as may be given to it by Owner concerning the specific fon-n or content of such records.

         (o) If specifically instructed to do so, Manager shall pay at Owner's expense, all sums that become due as they become due on indebtedness secured by the Property.

         (p) Manager shall render to Owner, within fifteen (I 5) days after the end of each month, a monthly statement of receipts and disbursements during the preceding month with respect to the Property, showing the revenues and expenses of the Property. Along with each monthly statement Manager shall remit to Owner a statement of "net income" of the Property for the preceding month. For the purposes of this Agreement, "net income" shall mean all rent monies collected for the month minus all expenses incurred and payments made by Manager on behalf of Owner under this Agreement and minus any compensation due Manager which Manager is entitled to deduct from "net income" under Compensation. In any month in which the expenses incurred by Manager on behalf of Owner exceed the net income of the Property, the amount of the expenses in excess of the net income



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shall be billed  to Owner  and paid by Owner  within  fifteen  (15)  days  after receipt of such bill. Manager shall also render to Owner, within thirty (30) days after the end of the calendar year, an annual report which shall include a statement of receipts and disbursements during the preceding calendar year with respect to the Property and a brief report of Manager's activities in regard to the Property during the preceding calendar year.

         (q) Manager shall perform such additional administrative and managerial duties in connection with the Property as Owner may request in writing from time to time.

                                  COMPENSATION

        As compensation for its services Manager shall be entitled to a professional management fee which shall be the sum of Ten Thousand ($ 1 0,000) dollars per month and 5 % of the effective monthly net income, if any, in excess of Five Thousand ($5,000) dollars, payable monthly. Manager may deduct these fees from any amounts due Owner hereunder.

                                    INDEMNITY

         Manager shall indemnify, defend and save harmless Owner from any and all liabilities, damages, penalties, costs, expenses, claims, suits or actions due to or arising out of any breach, violation or nonperformance of any obligation of Manager hereunder. Manager shall indemnify and hold harmless Owner from contract of other liability, claims or damages, or act committed by Manager beyond the scope of this Agreement to the extent that such liability is not covered by insurance.

                                      TERM

         This Agreement shall commences on the date of its execution and continue in full force and effect for a period of one (1) year after the date of its execution. After such initial term, this Agreement shall automatically continue until canceled by Owner or Manager upon thirty (30) days prior written notice given to the other Party. Upon termination of this Agreement, Manager shall be entitled to any compensation specified herein which has accrued and become payable but has not been paid to manager hereunder as of the date of such termination.

                  PERFORMANCE OF MANAGER'S OBLIGATION BY OWNER

         Owner may make any payment or perform or cause to be performed or all obligation of Manager under this Agreement which Manager may neglect or refuse to perform. All costs in excess of amounts normally paid on behalf of Owner incurred by Owner in connection therewith shall be paid to Owner by Manager. The provisions contained in this section shall not limit Manager's obligations under this Agreement and the right and authority hereby reserved does not impose upon Owner any responsibility for the care, repair or supervision of the Property or any building, personal property, equipment, fixture or appurtenance. Owner shall h

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ave the right  without  terminating  this  Agreement to sue for and recover all sums payable hereunder.

                              DAMAGE OR DESTRUCTION

         In the event of damage to or destruction of the Property or any part thereof, Owner may at its election proceed to repair or rebuild. If Owner elects to repair or rebuild the Property, the Agreement shall not be terminated or affected in any manner by reason of the destruction or damage in whole or in part of the Property or any such building or improvement located thereon, or by reason of the untenantability of the Property or any such building or improvements, and the payments to Owner under this Agreement as well as all other charges payable hereunder shall be paid by Manager in accordance with the terms, covenants and conditions of this Agreement without abatement, diminution or reduction, provided the funds therefore are available from the Property or otherwise provided to Manager by Owner. If Owner within sixty (60) days after such damage or destruction elects not to repair or rebuild the Property, this Agreement shall terminate as of the date of such damage or destruction. If under the terms of any mortgage, deed of trust or other such instrument covering the Property, the holder of the indebtedness secured thereby has the right to apply any insurance proceeds to the reduction of such indebtedness or to the restoration of the Property, and the holder of such indebtedness has not made such decision within sixty (60) days after such damage or destruction, the period of time under this section in which Owner shall decide whether to repair or rebuild shall be extended until ten (IO) days after the holder of such indebtedness shall have made its decision.

                          SCOPE OF MANAGER'S AUTHORITY

         The scope of Manager's authority to bind Owner shall be determined by provisions of this Agreement and any amendments hereto. Manager may not bind Owner to make any expenditure or bind Owner to any contract calling for any expenditure except pursuant to the terms of this Agreement.

                                   AMENDMENTS

          This Agreement may be amended only by the mutual consent in writing of the Parties.
                                     NOTICE

         All notices, requests, consents, approval, written instructions, reports or other communication by Owner and Manager under this Agreement shall be in writing and shall be deemed to have been given or served if delivered or if mailed by certified mail, postage prepaid, addressed as follows:

                            To Owner:       Golden Opportunity Development Corp.
                                             427 Lafayette Street
                                             Baton Rouge, Louisiana 70802-5408
                                             (225) 387-0421


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                            To Manager:      Diversified Holdings 1, Inc.
                                             268 West 400 South, Suite 300
                                             Salt Lake City, Utah 84101
                                             801) 575-8073

Either party may change the address to which notice, requests, consents, approvals, written instruction, reports or other communications are to be given by a notice of change of address given in the manner set forth in this section.

                                NONASSIGNABILITY

         Owner has entered into this Agreement in reliance upon the experience, ability and financial worth of Manager and Manager shall not assign or transfer any interest in this Agreement without the prior written consent of Owner.

APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of the state of Utah

EXECUTED as of the date first set forth above.


GOLDEN OPPORTUNITY DEVELOPMENT CORP. - "OWNER"


BY:   /s/ BonnieJean C Tippetts      TITLE:     Sec
      --------------------------

DIVERSIFIED HOLDINGS I, INC. - "MANAGER"


BY:   /s/ Richard Surber             TITLE:     President
      ---------------------------


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